                                                                    Exhibit 99.4

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma consolidated balance sheet as of June 30, 1999 and the unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 ("Pro Forma Financial Information") present the pro forma effect of certain acquisitions and a capital raising activity of PSINet Inc. since January 1, 1998.

         The objective of Pro Forma Financial Information is to provide investors with information about the continuing impact of particular completed or probable transactions by indicating how the transactions might have affected historical financial statements had they occurred at an earlier date.

         On August 22, 1999, PSINet entered into a definitive agreement ("Merger Agreement") to acquire Transaction Network Services, Inc. (NYSE:
TNI). TNI will be merged with and into a wholly-owned subsidiary of PSINet. Under the terms of the Merger Agreement, the aggregate consideration to be paid to TNI shareholders consists of up to $351.0 million in cash and up to
7.8 million shares (assuming the exercise of approximately 2.4 million currently exercisable TNI stock options) of PSINet common stock (which represents an aggregate value of up to approximately $707.3 million, assuming a price per share of PSINet common stock of $45.719); additionally, PSINet will repay the $62.0 million of obligations outstanding under TNI's Revolving Credit Facility (such transactions are hereinafter collectively referred to as the "TNI merger"). The source of the cash consideration for the TNI merger and the cash for the repayment of the TNI Revolving Credit Facility obligation will be from cash on hand. TNI shareholders may elect to receive cash, PSINet stock, or both cash and shares, subject to certain adjustments. The amount of cash paid and shares of PSINet stock issued in the TNI merger are contingent upon the ultimate number of outstanding TNI stock options exercised prior to closing. PSINet does not believe that any change in the consideration paid would materially impact the Pro Forma Financial Information presented herein, and accordingly, alternative presentations have not been included. Completion of the TNI merger is subject to a number of conditions, including receipt of TNI shareholder approval and regulatory approvals.

         In addition to the TNI transaction, PSINet has made the following other acquisitions subsequent to December 31, 1997 (through August 31, 1999):

                                                                         DATE OF
NAME OF ACQUIRED COMPANY                                               ACQUISITION        PRINCIPAL MARKET
------------------------                                               -----------        ----------------
Internet Prolink S.A.........................................              1/98*        Switzerland
iSTAR internet inc.("iSTAR")..................................             2/98         Canada
Interactive Telephony Limited.................................             4/98*        Jersey, Channel Islands
Interactive Networx GmbH ("INX")..............................             5/98         Germany
ioNET Internetworking Services ("ioNet")......................             6/98         U.S.
LinkAge Online Limited ("LinkAge")............................             6/98         Hong Kong
SCII-CalvaPro.................................................             6/98*        Sub-Sahara Africa
INTERLOG Internet Services, Inc. ("Interlog").................             7/98         Canada
Rimnet Corporation ("Rimnet").................................             8/98         Japan
TWICS Co., Ltd................................................             9/98*        Japan
Hong Kong Internet & Gateway Services.........................             9/98*        Hong Kong
iNet, Inc.("iNet")............................................             9/98         Korea
Tokyo Internet Corporation ("Tokyo Internet").................            10/98         Japan
The Unix Group B.V............................................            10/98*        Netherlands
AsiaNet  Limited..............................................            11/98*        Hong Kong
Spider Net Limited............................................            12/98*        Hong Kong
Huge Net Limited..............................................            12/98*        Hong Kong
Planete.net S.A.R.L. ("Planete.net")..........................             2/99         France
Satelnet S.A. ("Satelnet")....................................             2/99         France
TeleLinx Ltd. ("TeleLinx") ...................................             2/99         U.K.
Horizontes Internet Ltda ("Horizontes").......................             4/99         Brazil
Wavis Equipamentos de Informatica Ltda ("Openlink")...........             4/99         Brazil
Sao Paulo On-Line Ltda ("STI")................................             5/99         Brazil
Internet de Mexico S.A. de C.V. ("Internet de Mexico")........             5/99         Mexico
Datanet S.A. de C.V. ("Datanet")..............................             5/99         Mexico
The Internet Company ("TIC")..................................             5/99         Switzerland
Caribbean Internet Service Corp. ("Caribenet")................             6/99         U.S. (Puerto Rico)
The Internet Access Company ("TIAC")..........................             6/99         U.S.
Argentina On-Line S.A. ("Argentina On-Line")..................             6/99*        Argentina
CSO.net Telecom Services GmbH ("CSO.net").....................             6/99*        Austria
Intercomputer, S.A. and Intercomputer Soft, S.A. ("Intercomputer")         7/99         Spain
ABAFoRUM S.A..................................................             7/99*        Spain
Netwing EDV-Dienstleistungs GmbH..............................             7/99*        Austria
Netsystem S.A. ...............................................             8/99*        Argentina
Domain Acesso e Servicos Internet Ltda .......................             8/99*        Brazil
Netline Communicaciones S.A. .................................             8/99*        Chile
Sinfonet, S.A. ...............................................             8/99*        Panama

-----------------

* Due to the immaterial nature of the acquired companies' financial position and results of operations to PSINet's consolidated financial position and consolidated results of operations, the following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999 do not include the pro forma effect for these acquisitions. The results of operations from the acquisitions are included in PSINet's historical operations from the respective dates of acquisition, and acquisitions consummated prior to June 30, 1999 are included in the historical balance sheet of PSINet.

         During July 1999, PSINet issued $1.05 billion and euro 150.0 million ($157.6 million, using an exchange rate of $1.00: euro .9520 as of the issuance date) aggregate principal amount of 11% senior notes due 2009 (the "11% Senior Notes"). PSINet intends to use the net proceeds from the 11% Senior Notes for general corporate purposes including certain capital expenditures.

         On September 10, 1998, TNI acquired from AT&T Corp. ("AT&T") the right to provide services under certain customer service contracts and certain related equipment relating to AT&T's Transaction Access Services ("TAS Acquisition") for approximately $64.3 million in cash, which materially changed TNI's business. For accounting and reporting purposes, the TAS Acquisition was considered to be an acquisition of a business.

         The following Unaudited Pro Forma Consolidated Balance Sheet at June 30, 1999 presents, on a pro forma basis, PSINet's consolidated financial position assuming each of the following had occurred on June 30, 1999: (i) the TNI merger, (ii) PSINet's acquisition of Intercomputer, and (iii) the issuance by PSINet of the 11% Senior Notes and the application of the net proceeds therefrom.

         The following Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1998 presents, on a pro forma basis, PSINet's consolidated results of operations assuming each of the following had occurred on January 1, 1998:

         (1)      the TNI merger;

         (2) the TAS Acquisition, assuming that the TAS operations were conducted under TNI's Communications Services Agreement with AT&T and assuming the elimination of certain AT&T costs allocated to TAS;

         (3) PSINet's acquisitions of iSTAR, INX, ioNET, LinkAge, Interlog, Rimnet, Inet and Tokyo Internet (the "Other 1998 Acquisitions") and the acquisitions of Planete.net, Satelnet, TeleLinx, Horizontes, Openlink, STI, Internet de Mexico, Datanet, TIC, Caribenet, TIAC and Intercomputer (the "Other 1999 Acquisitions" and, collectively with the Other 1998 Acquisitions, the "Other Acquisitions"); and

         (4)      the issuance by PSINet of the 11% Senior Notes.

         The following Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1999 presents, on a pro forma basis, PSINet's consolidated results of operations assuming each of the following had occurred on January 1, 1998:

         (1)      the TNI merger;

         (2)      the Other 1999 Acquisitions; and

         (3)      the issuance by PSINet of the 11% Senior Notes.

         The acquisition of TNI will be accounted for as a purchase business combination and, accordingly, the purchase price of TNI has been preliminarily allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets. The consolidated retained deficit reflected in the Unaudited Pro Forma Consolidated Balance Sheet includes the non-recurring write-off of acquired in-process research and development associated with the acquisition of TNI. PSINet has undertaken a study by an independent third party to determine the allocation of the total purchase price of the TNI merger to the various assets acquired, including in-process research and development, and the liabilities assumed, which study is not yet complete. Based upon a preliminary valuation, the value of purchased in-process research and development is estimated to be $35.0 million. The portion of the purchase price allocated to in-process research and development will be recognized as a charge against income in PSINet's financial statements for the period in which the TNI merger closes, which is expected to be the fourth quarter of 1999.

         Each of the Other Acquisitions and TNI's acquisition of TAS were paid for in cash and have been accounted for as purchase business combinations and, accordingly, the purchase price has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets from the respective dates of acquisition. For the Other 1999 Acquisitions, PSINet has recorded a preliminary purchase price allocation and management does not believe the final allocation will be materially different.

              The Pro Forma Financial Information is not intended to be indicative of the results which would actually have been obtained had the transactions described above occurred on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon available information and assumptions that PSINet believes are reasonable in the circumstances. The Unaudited Pro Forma Consolidated Statements of Operations do not give effect to any potential cost savings and synergies that could result from the acquisitions included therein. The Pro Forma Financial Information should be read in conjunction with PSINet's Consolidated Financial Statements and notes thereto, and TNI's Consolidated Financial Statements and notes thereto which are incorporated by reference in this Form 8-K.

                                   PSINET INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
              (THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)


                                                                              TRANSACTION                           TRANSACTION
                                                                                NETWORK         TRANSACTION          NETWORK
                                                              PSINET INC.     SERVICES INC.    ACCESS SERVICE      SERVICES INC.
                                                             CONSOLIDATED     CONSOLIDATED      ACQUISITION        ADJUSTMENTS
                                                              ------------------------------------------------------------------
Revenue                                                       $ 259,636         $ 101,906         $ 40,259         $     --


Operating costs and expenses:
     Data communications and operations                         199,372            68,361           24,749               --
     Sales and marketing                                         57,026             3,895               --               --
     General and administrative                                  45,288             8,579               --               --
     Depreciation and amortization                               63,424            10,783            3,402           44,737 (a)
     Charge for acquired in-process R&D                          70,800                --               --               --
                                                              ------------------------------------------------------------------
          Total operating costs and expenses                    435,910            91,618           28,151           44,737
                                                              ------------------------------------------------------------------

     Income(loss) from operations                              (176,274)           10,288           12,108          (44,737)

     Interest expense                                           (63,914)           (1,205)          (2,566)           2,534 (b)
     Interest income                                             19,638             1,532               --               --
     Other income(expense), net                                   6,833                --               --               --
     Non-recurring arbitration charge                           (49,000)               --               --               --
                                                              ------------------------------------------------------------------
     Income(loss) before income taxes,
          equity in earnings of affiliate and
          minority interest                                    (262,717)           10,615            9,542          (42,203)

     Income tax benefit(expense)                                    848            (4,425)          (3,698)           8,123 (f)
     Equity in earnings of unconsolidated affiliate                  --               356               --               --
     Minority interest in net loss of consolidated
          subsidiary                                                 --               319               --               --
                                                              ------------------------------------------------------------------

     Net income(loss)                                          (261,869)            6,865            5,844          (34,080)

     Return to preferred shareholders                            (3,079)               --               --               --
                                                              ------------------------------------------------------------------
     Net income(loss) available to common shareholders        $(264,948)        $   6,865         $  5,844         $(34,080)
                                                              ------------------------------------------------------------------
                                                              ------------------------------------------------------------------

     Basic and diluted loss per share                         $   (5.32)
                                                              ----------
                                                              ----------

     Shares used in computing basic and diluted
          loss per share                                         49,806                                               7,800 (c)
                                                              ----------                                              -----
                                                              ----------                                              -----

                                                           PRO FORMA FOR
                                                            TRANSACTION
                                                              NETWORK
                                                            SERVICES INC.         OTHER              OTHER
                                                             ACQUISITION       ACQUISITIONS       ADJUSTMENTS        PRO FORMA
                                                           ------------------------------------------------------------------
Revenue                                                       $ 401,801         $ 111,276         $      --         $ 513,077


Operating costs and expenses:
     Data communications and operations                         292,482            67,162                --           359,644
     Sales and marketing                                         60,921            11,760                --            72,681
     General and administrative                                  53,867            28,876                --            82,743
     Depreciation and amortization                              122,346             8,973            28,117 (a)       159,436
     Charge for acquired in-process R&D                          70,800                --                --            70,800
                                                           ------------------------------------------------------------------
          Total operating costs and expenses                    600,416           116,771            28,117           745,304
                                                           ------------------------------------------------------------------

     Income(loss) from operations                              (198,615)           (5,495)          (28,117)         (232,227)

     Interest expense                                           (65,151)           (3,147)         (139,073)(b)      (207,371)
     Interest income                                             21,170               272                --            21,442
     Other income(expense), net                                   6,833              (500)               --             6,333
     Non-recurring arbitration charge                           (49,000)               --                --           (49,000)
                                                           ------------------------------------------------------------------
     Income(loss) before income taxes,
          equity in earnings of affiliate and
          minority interest                                    (284,763)           (8,870)         (167,190)         (460,823)

     Income tax benefit(expense)                                    848            (1,680)               --              (832)
     Equity in earnings of unconsolidated affiliate                 356                --                --               356
     Minority interest in net loss of consolidated
          subsidiary                                                319                --                --               319
                                                           ------------------------------------------------------------------
     Net income(loss)                                          (283,240)          (10,550)         (167,190)         (460,980)

     Return to preferred shareholders                            (3,079)               --                --            (3,079)
                                                           ------------------------------------------------------------------
     Net income(loss) available to common shareholders        $(286,319)        $ (10,550)        $(167,190)        $(464,059)
                                                           ------------------------------------------------------------------
                                                           ------------------------------------------------------------------

     Basic and diluted loss per share                                                                               $   (8.06)
                                                                                                                    ---------
                                                                                                                    ---------

     Shares used in computing basic and diluted
          loss per share                                                                                               57,606
                                                                                                                    ---------
                                                                                                                    ---------

                                   PSINET INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
              (THOUSANDS OF U.S. DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                   PRO FORMA FOR
                                                                               TRANSACTION                         TRANSACTION
                                                                                 NETWORK     TRANSACTION NETWORK    NETWORK
                                                              PSINET INC.      SERVICES INC.   SERVICES INC.       SERVICES INC.
                                                             CONSOLIDATED      CONSOLIDATED     ADJUSTMENTS        ACQUISITION
                                                             --------------------------------------------------------------------
Revenue                                                       $ 228,668         $ 80,827         $     --         $ 309,495


Operating costs and expenses:
    Data communications and operations                          162,341           53,827               --           216,168
    Sales and marketing                                          40,505            3,497               --            44,002
    General and administrative                                   32,469            5,523               --            37,992
    Depreciation and amortization                                61,210            9,266           22,369 (d)         92,845
    Impairment of assets                                             --              919               --               919
                                                             --------------------------------------------------------------------
         Total operating costs and expenses                     296,525           73,032           22,369           391,926
                                                             --------------------------------------------------------------------
    Income(loss) from operations                                (67,857)           7,795          (22,369)          (82,431)

    Interest expense                                            (61,486)          (1,925)           1,783 (e)       (61,628)
    Interest income                                              12,798              874               --            13,672
    Other income(expense), net                                     (358)              --               --              (358)
    Non-recurring arbitration charge                                 --               --               --                --
                                                             --------------------------------------------------------------------
    Income(loss) before income taxes,
         equity in earnings of affiliate and
         minority interest                                     (116,903)           6,744          (20,586)         (130,745)

    Income tax benefit(expense)                                     450           (2,552)           2,552 (f)           450
    Equity in earnings of unconsolidated affiliate                   --               93                                 93
    Minority interest in net loss of consolidated
         subsidiary                                                  --             (128)              --              (128)
                                                             --------------------------------------------------------------------
    Net income (loss)                                          (116,453)           4,157          (18,034)         (130,330)

    Return to preferred shareholders                             (4,797)              --               --            (4,797)
                                                             --------------------------------------------------------------------
    Net income (loss) available to common shareholders        $(121,250)        $  4,157         $(18,034)        $(135,127)
                                                             --------------------------------------------------------------------
                                                             --------------------------------------------------------------------
    Basic and diluted loss per share                          $  (2.10)
                                                             ----------
                                                             ----------
    Shares used in computing basic and diluted
         loss per share                                          57,657                             7,800 (c)
                                                             ----------                           -------
                                                             ----------                           -------




                                                               OTHER             OTHER
                                                            ACQUISITIONS      ADJUSTMENTS        PRO FORMA
                                                           ------------------------------------------------
Revenue                                                       $ 19,691         $     --         $ 329,186


Operating costs and expenses:
    Data communications and operations                           8,844               --           225,012
    Sales and marketing                                          1,906               --            45,908
    General and administrative                                   5,812               --            43,804
    Depreciation and amortization                                1,534            4,590 (d)        98,969
    Impairment of assets                                            --               --               919
                                                           ------------------------------------------------
         Total operating costs and expenses                     18,096            4,590           414,612
                                                           ------------------------------------------------
    Income(loss) from operations                                 1,595           (4,590)          (85,426)

    Interest expense                                              (410)         (68,545)(e)      (130,583)
    Interest income                                                110               --            13,782
    Other income(expense), net                                    (110)              --              (468)
    Non-recurring arbitration charge                                --               --                --
                                                           ------------------------------------------------
    Income(loss) before income taxes,
         equity in earnings of affiliate and
         minority interest                                       1,185          (73,135)         (202,695)

    Income tax benefit(expense)                                   (803)              --              (353)
    Equity in earnings of unconsolidated affiliate                  --               --                93
    Minority interest in net loss of consolidated
         subsidiary                                                 --               --              (128)
                                                           ------------------------------------------------
    Net income (loss)                                              382          (73,135)         (203,083)

    Return to preferred shareholders                                --               --            (4,797)
                                                           ------------------------------------------------
    Net income (loss) available to common shareholders        $    382         $(73,135)        $(207,880)
                                                           ------------------------------------------------
                                                           ------------------------------------------------
    Basic and diluted loss per share                                                            $   (3.18)
                                                                                                ----------
                                                                                                ----------
    Shares used in computing basic and diluted
         loss per share                                                                            65,457
                                                                                                ----------
                                                                                                ----------

                                  PSINET INC.
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
                         SIX MONTHS ENDED JUNE 30, 1999

NOTE 1--PRO FORMA ADJUSTMENTS

         The pro forma adjustments outlined below present separate adjustments related to the acquisition of TNI and the adjustments related to the other transactions reflected in the Unaudited Pro Forma Consolidated Statements of Operations.

         The purchase price of each acquisition has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets of up to 20 years from the respective dates of acquisition. In conjunction with the acquisition of TNI, PSINet has recorded $72.8 million of net deferred tax liabilities.


         PSINet has recently engaged an independent third party to determine the allocation of the total purchase price of TNI. Until the study is complete, preliminary estimates have been used in the development of the Pro Forma Financial Information, including an estimate of the amount of acquired in-process research and development that will result from this acquisition. As of the acquisition announcement date, TNI was in the process of working on five key projects which had not yet been determined to be technologically feasible and which have no alternative future use, which would give rise to such a charge. The five key research and development projects include:

         - NEXT GENERATION EXCEL C2 SWITCH. This is a project to develop a major software enhancement for controlling an Excel switch. Although TNI purchases the Excel switch, TNI is responsible for writing the software that controls it. This project is expected to allow TNI to enter new markets because the software under development may allow the same piece of hardware to process both outbound and inbound calls. The material technology risk associated with this project is that the product may not be capable of supporting the large volume of business that it must be equipped to handle. This project, under current plans, is expected to be completed in the first quarter of 2000.

         - OUTDIAL. This is a project under development in Ireland for application in the United Kingdom. This product is designed to give TNI's network access controllers the ability to originate calls. This technology is designed to allow TNI to force the host (credit card processor) to call a merchant's terminal for batch verification rather than the merchant remembering to dial. This project is expected to allow TNI to enter new markets because the software allows the same piece of hardware to receive both outbound and inbound calls. The material technology risk associated with this project is that the product may not be capable of supporting the large volume of business that it must be equipped to handle. This project, under current plans, is expected to be completed in the first quarter of 2000.

         - NEXT GENERATION TERMINAL ADAPTOR. This is a project under development designed to increase the speed and connectivity of an ATM terminal. This project is expected to allow TNI to strengthen its market share by offering customers more features from the same piece of equipment. The material technology risk associated with the project is that the product may not be capable of supporting the large volume of business that it must be equipped to handle. This project, under current plans, is expected to be completed in the fourth quarter of 1999.

         - FRAUD ENGINE UPDATE. This is a project under development designed to update the system by which a telephone company verifies the billability of a long distance call originating from a pay phone. This project is expected to allow TNI to gain more market share through the introduction of a more reliable product to market. The material technology risk associated with this project is that this product is based on an entirely new design and is currently unproven. This project, under current plans, is expected to be completed in the first quarter of 2000.

         - LOCAL NUMBER PORTABILITY. This is a project that is designed to allow TNI to house the database against which a telephone company verifies the billability of a long distance call originating from a pay phone in Australia. This project is expected to open a new market for TNI. The material technology risk associated with this project is that the product may not be capable of supporting the large volume of business that it must be equipped to handle. This project, under current plans, is expected to be completed in the first quarter of 2000.

         If none of these projects is successfully developed, TNI's and, after completing the acquisition of TNI, PSINet's sales and profitability may be adversely affected in future periods. However, the failure of any particular individual project in-process would not have a material impact on PSINet's financial condition or results of operations. Additionally, the failure of any particular individual project in-process could impair the value of other intangible assets acquired.

         For purposes of this Pro Forma Financial Information, PSINet has attributed the excess of the purchase price over the acquired net tangible assets for TNI of approximately $760.7 million to other intangible assets in accordance with the preliminary valuation; these include: existing technology including software, patents, unpatented technology and know-how, tradenames, customer contracts and relationships, existing workforce and goodwill, with useful lives from five to 20 years, and $35.0 million to purchased in-process research and development. To the extent that a portion of the purchase price of TNI is allocated among the other intangible assets in different proportions, the adjustment for amortization expense for the twelve months ended December 31, 1998 and for the six months ended June 30, 1999 would be different. For every $1.0 million change in the amount allocated to purchased in-process research and development, annual amortization expense reflected in the pro forma consolidated statement of operations would change by $50,000.

                                  PSINET INC.
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)

                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
                         SIX MONTHS ENDED JUNE 30, 1999


FOR THE YEAR ENDED DECEMBER 31, 1998

         (a) Reflects the increase in amortization resulting from the allocation of the purchase price to the acquired net tangible and intangible assets (principally tradename, customer relationships, goodwill, assembled workforce and existing technology, including software, patents, unpatented technology and know-how) relating to the acquisitions included herein. The assigned lives of the acquired intangible assets range from three to 20 years.

                                                                     (thousands of U.S. dollars)
                                                                         TNI            OTHER
                                                                   ---------------- ---------------
             Amortization....................................       $   44,737        $   28,117
                                                                   ---------------- ---------------
                                                                   ---------------- ---------------

         (b)      Reflects the following:


                                                                                              (thousands of U.S. dollars)
                                                                                                   TNI             OTHER
                                                                                               ---------         --------
             Interest expense on the 11% Senior Notes from January 1, 1998 - December
                  31, 1998 (assuming an average exchange rate of $1.00: Euro .8539 .......... $       --         $134,824
             Amortization of deferred financing costs associated with the 11% Senior
                  Notes from January 1, 1998 - December 31, 1998..............................        --            3,421
             Interest expense avoided through assumed repayment of the TNI revolving
                  Credit facility as of January 1, 1998.......................................    (2,534)              --
             Other............................................................................        --              828
                                                                                               ---------         --------
                                                                                               $  (2,534)        $139,073
                                                                                               ---------         --------
                                                                                               ---------         --------

         (c) Basic and diluted loss per share are computed using net loss available to common shareholders divided by the weighted average number of shares of PSINet common stock that were outstanding during the periods presented and assumes that the issuance of approximately 7,800,000 shares of PSINet common stock in connection with the acquisition of TNI had occurred on January 1, 1998. Because all common stock equivalents are antidilutive, basic and diluted loss per share are the same for all periods presented.

                                  PSINET INC.
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                      STATEMENTS OF OPERATIONS (CONTINUED)


                  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE
                         SIX MONTHS ENDED JUNE 30, 1999


NOTE 1--PRO FORMA ADJUSTMENTS--(CONTINUED)


FOR THE SIX MONTHS ENDED JUNE 30, 1999

(d) Reflects the increase in amortization resulting from the allocation of the purchase price to the acquired net tangible and intangible assets (principally tradename, customer relationships, goodwill, assembled workforce and existing technology, including software, patents, unpatented technology and know-how) relating to the acquisitions included herein. The assigned lives of the acquired intangible assets range from three to 20 years.

                                                                       (thousands of U.S. dollars)
                                                                          TNI              OTHER
                                                                   ------------------- ----------------
             Amortization..................................            $   22,369       $   4,590
                                                                   ------------------- ----------------
                                                                   ------------------- ----------------

(e)      Reflects the following:

                                                                                               (thousands of U.S. dollars)
                                                                                                   TNI            OTHER
                                                                                                  -----          -------
             Interest expense on the 11% Senior Notes from January 1, 1999 -
                  June 30, 1999 (assuming an average exchange rate of $1.00: Euro .9178)..... $     --           $66,740
             Amortization of deferred financing costs associated with the 11% Senior
                  Notes from January 1, 1999 - June 30, 1999.................................       --             1,710
             Interest expense avoided through assumed repayment of the TNI
             Revolving Credit facility as of January 1, 1998.................................   (1,783)               --
             Other...........................................................................       --                95
                                                                                             ---------            ------
                                                                                             $  (1,783)          $68,545
                                                                                             ---------           -------
                                                                                             ---------           -------
FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE SIX MONTHS ENDED JUNE 30, 1999

(f) Reversal of tax expense recorded by TNI and TAS as a result of availability to offset TNI and TAS taxable income with PSINet taxable losses for the periods presented.


                        PSINET INC.
      Unaudited Pro Forma Consolidated Balance Sheet
                    As of June 30, 1999
                (Thousands of U.S. Dollars)


                                                                                                                     PRO FORMA FOR
                                                                               TRANSACTION         TRANSACTION        TRANSACTION
                                                                                 NETWORK             NETWORK           NETWORK
                                                              PSINET INC.      SERVICES INC.       SERVICES INC.     SERVICES INC.
ASSETS                                                       CONSOLIDATED      CONSOLIDATED        ADJUSTMENTS        ACQUISITION
                                                            --------------     -------------      --------------     -------------
  Current assets:
    Cash and cash equivalents                               $   609,987         $  13,940         $  (350,830)(a)
                                                                                                      (62,000)(f)       $ 211,097
    Restricted cash and short-term investments                  144,504                --                  --             144,504
    Short-term investments and marketable securities            106,369             1,216                  --             107,585
    Accounts receivable, net                                     58,596            30,049                  --              88,645
    Prepaid expenses                                             12,361                --                  --              12,361
    Other current assets                                         20,513             6,390                  --              26,903
                                                            -----------         ---------         -----------         -----------

        Total current assets                                    952,330            51,595            (412,830)            591,095

    Property, plant and equipment, net                          620,687            41,568                  --             662,255
    Goodwill and other intangibles, net                         373,583            84,788             (84,788)(b)
                                                                                                      760,742 (b)        1,134,325
    Other assets and deferred charges                            66,859             5,184                  --              72,043
                                                            -----------         ---------         -----------         -----------

         Total assets                                       $ 2,013,459         $ 183,135         $   263,124         $ 2,459,718
                                                            -----------         ---------         -----------         -----------
                                                            -----------         ---------         -----------         -----------
LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities:
    Current portion of long-term debt                       $    78,455         $      90         $        --         $    78,545
    Trade accounts payable                                       82,504             5,375                  --              87,879
    Accrued payroll and related expenses                         18,057             1,431                  --              19,488
    Other accounts payable and accrued liabilities               54,110            16,067              17,000 (c)          87,177
    Accrued interest payable                                     29,397               180                  --              29,577
    Deferred revenue                                             21,306             1,243                  --              22,549
                                                            -----------         ---------         -----------         -----------

        Total current liabilities                               283,829            24,386              17,000             325,215

  Long-term debt                                              1,141,730            62,946             (62,000)(f)       1,142,676
  Deferred income taxes                                           4,721                --              72,793 (g)          77,514
  Other liabilities                                              53,252               402                  --              53,654
  Minority Interest                                                  --             2,596                  --               2,596
                                                            -----------         ---------         -----------         -----------

    Total liabilities                                         1,483,532            90,330              27,793           1,601,655
                                                            -----------         ---------         -----------         -----------

  Shareholders' equity:
    Convertible preferred stock, Series C                       362,434                --                  --             362,434
    Common stock                                                    648               131                (131)(d)
                                                                                                           78 (a)             726
    Capital in excess of par value                              823,636            62,866             (62,866)(d)
                                                                                                      363,058 (a)(g)    1,186,694
    Accumulated earnings (deficit)                             (548,847)           30,680             (30,680)(d)
                                                                                                      (35,000)(e)        (583,847)
    Treasury stock                                               (2,005)               --                  --              (2,005)
    Accumulated other comprehensive income                       17,672              (872)                872 (d)          17,672
    Bandwidth Asset/IRU Agreement                              (123,611)               --                  --            (123,611)
                                                            -----------         ---------         -----------         -----------

    Total shareholders' equity                                  529,927            92,805             235,331             858,063
                                                            -----------         ---------         -----------         -----------

    Total liabilities and shareholders' equity              $ 2,013,459         $ 183,135         $   263,124         $ 2,459,718
                                                            -----------         ---------         -----------         -----------
                                                            -----------         ---------         -----------         -----------


                                                         INTERCOMPUTER         OTHER
ASSETS                                                    ACQUISITION       ADJUSTMENTS          PRO FORMA
                                                          -----------       -----------          ---------
  Current assets:
    Cash and cash equivalents
                                                            $    124        $ 1,173,352 (h)
                                                                                (25,199)(i)     $ 1,359,374
    Restricted cash and short-term investments                    --                 --             144,504
    Short-term investments and marketable securities              --                 --             107,585
    Accounts receivable, net                                   2,545                 --              91,190
    Prepaid expenses                                               2                 --              12,363
    Other current assets                                          94                 --              26,997
                                                            --------        -----------         -----------

        Total current assets                                   2,765          1,148,153           1,742,013

    Property, plant and equipment, net                           677                 --             662,932
    Goodwill and other intangibles, net
                                                                  67             27,982 (i)       1,162,374
    Other assets and deferred charges                             85             34,209 (h)         106,337
                                                            --------        -----------         -----------

         Total assets                                       $  3,594        $ 1,210,344         $ 3,673,656
                                                            --------        -----------         -----------
                                                            --------        -----------         -----------
LIABILITIES AND SHAREHOLDERS' EQUITY

  Current liabilities:
    Current portion of long-term debt                       $     14        $        --         $    78,559
    Trade accounts payable                                       621                 --              88,500
    Accrued payroll and related expenses                         225                 --              19,713
    Other accounts payable and accrued liabilities               923                 --              88,100
    Accrued interest payable                                      --                 --              29,577
    Deferred revenue                                              --                 --              22,549
                                                            --------        -----------         -----------

        Total current liabilities                              1,783                 --              326,998

  Long-term debt                                                  39          1,207,560 (h)       2,350,275
  Deferred income taxes                                           --                 --              77,514
  Other liabilities                                              109              4,447 (i)          58,210
  Minority Interest                                               --                 --               2,596
                                                            --------        -----------         -----------

    Total liabilities                                          1,931          1,212,007           2,815,593
                                                            --------        -----------         -----------

  Shareholders' equity:
    Convertible preferred stock, Series C                         --                 --             362,434
    Common stock
                                                                 112               (112)(j)             726
    Capital in excess of par value
                                                                  --                 --           1,186,694
    Accumulated earnings (deficit)
                                                               1,551             (1,551)(j)        (583,847)
    Treasury stock                                                --                 --              (2,005)
    Accumulated other comprehensive income                        --                 --              17,672
    Bandwidth Asset/IRU Agreement                                 --                 --            (123,611)
                                                            --------        -----------         -----------

    Total shareholders' equity                                 1,663             (1,663)            858,063
                                                            --------        -----------         -----------

    Total liabilities and shareholders' equity              $  3,594        $ 1,210,344         $ 3,673,656
                                                            --------        -----------         -----------
                                                            --------        -----------         -----------

                                  PSINET INC.
                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                           CONSOLIDATED BALANCE SHEET

                              AS OF JUNE 30, 1999

NOTE 1--PRO FORMA ADJUSTMENTS

         Reflects the acquisition of TNI, including:

         (a) the assumed cash paid and the issuance of 7,800,000 shares of PSINet common stock in connection with the TNI merger assuming the acquisition had been consummated on June 30, 1999 (the shares of PSINet common stock assume a value of $45.719 per share, based on the average of the closing price of PSINet common stock on the Nasdaq Stock Market's National Market on August 20, 1999 and August 23, 1999, and also assume the exercise in full of approximately 2.4 million currently exercisable TNI stock options).

         (b) the preliminary allocation of the purchase price of TNI which has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets, and the elimination of existing intangible assets of TNI.

         (c) the estimated closing costs and estimated purchase liabilities associated with the TNI merger.

         (d) the elimination of the TNI common stock, capital in excess of par value, retained earnings and accumulated other comprehensive income.

         (e) the write-off from the preliminary allocation of a portion of the purchase price of TNI to purchased in-process research and development.

         (f) the repayment of the TNI Revolving Credit Facility in accordance with the Merger Agreement.

         (g) the net deferred tax liabilities recorded in conjunction with the TNI merger, consisting of $206.0 million of gross deferred tax liabilities and the reversal of $126.5 million of valuation allowance previously recorded on PSINet's deferred tax assets. Approximately $6.7 million of PSINet's valuation allowance has been reversed to capital in excess of par value arising from the deferred tax asset related to nonqualified stock options.

         Reflects other adjustments including:

         (h) the issuance by PSINet of the 11% Senior Notes, after giving effect to underwriter's discounts, commissions and other offering expenses of $34.2 million.

         (i) the cash paid by PSINet for the acquisition of Intercomputer and the increase in goodwill and other intangible assets and acquisition liabilities, based on a preliminary allocation.

         (j)      the elimination of the Intercomputer equity accounts.


         PSINet has recently engaged an independent third party to determine the allocation of the total purchase price of TNI. Until the study is complete, preliminary estimates have been used in the development of the Pro Forma Financial Information, including an estimate of the amount of purchased in-process research and development that will result from this acquisition. For purposes of this Pro Forma Financial Information, PSINet has attributed the excess of the purchase price over the acquired net tangible assets for TNI of $760.7 million to other intangible assets in accordance with the preliminary valuation; these include: existing technology including software, patents, unpatented technology and know-how, tradenames, customer contracts and relationships, existing workforce and goodwill, with useful lives from five to 20 years, and $35.0 million to purchased in-process research and development.

         To the extent that a different portion of the purchase price is allocated to in-process research and development, a different charge against operating results, which may be material, would be recognized in the fourth quarter of 1999, the period in which the TNI merger is expected to be completed, with a corresponding change in the recorded amount of goodwill.